EXHIBIT 23.1


                      [LETTERHEAD OF SEMPLE & COOPER, LLP]

As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement to be filed on or about January 8, 2004, of our report dated March 25, 2003, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 2002, and to all references to our Firm included in this registration statement.

/s/ Semple & Cooper, LLP

Phoenix, Arizona
January 8, 2004